UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2005
(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in the charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Lameuse St., Suite 104
Biloxi, MS 39530
(Address of Principal Executive Offices, Including Zip Code)

(228) 374-7625
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -             Corporate Governance and Management

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 14, 2005, Premier Entertainment Biloxi LLC and Premier Finance Biloxi Corp (collectively, the “Company”) reassigned Gregory J. Bosarge, its former Chief Financial Officer, to the position of Vice President of Finance.

Effective December 14, 2005, the Company appointed Todd J. Raziano as its Chief Financial Officer.  Mr. Raziano, who is 39 years old, has nearly twelve years of executive financial and management experience in the gaming industry.  Most recently he served as Senior Vice President and Chief Financial Officer for Beau Rivage Resorts, Inc. in Biloxi, Mississippi from February 2003 through August 2005.  Previously, Mr. Raziano was the Vice President and General Manager of Casino Magic in Bay St. Louis, Mississippi.  Mr. Raziano joined Casino Magic in 1994 and held the position of Director of Finance for both the Biloxi and Bay St. Louis properties and Assistant General Manager for the Bay St. Louis property prior to ascending to the position of General Manager.  Prior to entering the gaming industry, Mr. Raziano, who is a Certified Public Accountant, was a manager with the New Orleans office of KPMG Peat Marwick.  Mr. Raziano holds a Bachelor’s of Science in Management Degree from Tulane University.

Mr. Raziano is an at will employee and does not have an employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

By:	/s/ Joseph Billhimer
Name:	Joseph Billhimer
Title:	President and Chief Operating Officer
Date:	December 14, 2005